 Exhibit 99.1

News Release

Community Healthcare Trust Incorporated Announces the Promotion of Timothy L. Meyer to Executive Vice President – Asset Management

FRANKLIN, Tenn., October 8, 2021 /PRNewswire/ -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the “Company”) today announced the promotion of Timothy L. Meyer to Executive Vice President – Asset Management, effective October 1, 2021.

Mr. Meyer, 46, previously served as the Company’s Senior Vice President – Asset Management. Prior to joining the Company in 2019, Mr. Meyer served as Senior Vice President and Vice President at Altisource Portfolio Solutions (“ASPS”), a service provider and marketplace for the real estate and mortgage industries, where he lead product management, client performance and relationship management, and business development and sales, among other duties for the Field Services business unit. Prior to joining ASPS, Mr. Meyer held legal positions at various firms and companies, including being Of Counsel at Nelson Mullins Riley & Scarborough, Counsel at Welltower (formerly known as Health Care REIT, Inc.), an Associate at Stites & Harbison PLLC and Associate Counsel at Windrose Medical Properties Trust, where he acted primarily as real estate and corporate legal counsel with a focus on health care facilities. Mr. Meyer holds a Bachelor of Arts in Economics from the University of Illinois at Urbana-Champaign, a Juris Doctor degree from Vanderbilt University Law School and a Master of Business Administration from the Owen Graduate School of Management at Vanderbilt University.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States. As of June 30, 2021, the Company had investments of approximately $813.5 million in 149 real estate properties (including a portion of one property accounted for as a financing lease and one property classified as held for sale). The properties are located in 33 states, totaling approximately 3.3 million square feet in the aggregate.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract, effects on global and national markets as well as businesses resulting from the COVID-19 pandemic, and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CONTACT David H. Dupuy, 615-771-3052

SOURCE Community Healthcare Trust Incorporated